UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  _)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Quanex Building Products Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Quanex Building Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Bunker Hill Road, Suite 900 Houston. Texas	77024
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (713) 961-4600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 22, 2024, the boards of Quanex Building Products Corporation (“Quanex”) (the “Quanex Board”) and Tyman plc (“Tyman”) (the “Tyman Board”) announced (the “Transaction Announcement”) that they had reached agreement on the terms of a recommended cash and share offer for the entire issued ordinary share capital of Tyman (the “Transaction”). It is intended that the Transaction will be implemented by means of a scheme of arrangement (the “Scheme”) under Part 26 of the Companies Act 2006, as amended (the “UK Companies Act”). On June 11, 2024, Tyman published a shareholder circular relating to the Scheme (the “Scheme Document”). The Transaction may be implemented by way of takeover offer (as defined in the UK Companies Act) (the “Takeover Offer”).

As previously disclosed in the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2024, Tyman shareholders may (i) receive 240 pence in cash and 0.05715 of a share of Quanex common stock, par value of $0.01 per share, to be newly issued in connection with the Transaction (the “New Quanex Shares”) for each Tyman ordinary share held as of the date and time specified in the Scheme Document (such time being the “Scheme Record Time,” such shares, the “Tyman Shares” and such default option, the “Main Offer”) or (ii) under an alternative to the Main Offer, elect to receive New Quanex Shares at an exchange ratio of 0.14288 of a New Quanex Share for each Tyman Share held at the Scheme Record Time (such option, the “Capped All-Share Alternative”), provided, that, the Capped All-Share Alternative shall be made available for up to 25% of the Tyman Shares outstanding at the date the Scheme becomes effective.

Special Tyman Dividend

Since the Transaction Announcement, members of Quanex management and Tyman management have engaged with certain Tyman shareholders, and in particular have noted the views of certain Tyman shareholders about the terms of the Transaction, in particular, the decline in the Quanex share price and the adverse movement in the Dollar to Pound Sterling exchange rate following the Transaction Announcement. As such, on June 28, 2024, Quanex and Tyman announced they have reached agreement on a revised proposal pursuant to which, in addition to the consideration already proposed in the Transaction Announcement (under the Main Offer or as an alternative, the Capped All-Share Alternative), each eligible Tyman shareholder at the Scheme Record Time will be entitled to receive, for each Tyman Share held, a special interim dividend of 15 pence in cash (such dividend, the “Special Dividend”). The Special Dividend will be conditional upon, and only payable upon the sanction of the Scheme by the High Court of Justice in England and Wales at the Court Hearing (as defined in the Scheme Document).

Irrevocable Undertaking

The Scheme is subject to the approval of Tyman’s shareholders in accordance with the UK Companies Act. Since the Transaction Announcement and in connection with the Special Dividend, Quanex has also received an irrevocable undertaking from Alantra EQMC Asset Management SGIIC, S.A. (“Alantra”) acting on behalf of each of EQMC Europe Development Capital Fund and Mercer QIF Common Contractual Fund, to vote, or procure the vote of a total of 19,778,273 Tyman Shares representing approximately 10.05% of the issued share capital of Tyman as of June 27, 2024, in favor of the Scheme, or if the Transaction is implemented by way of a Takeover Offer, Alantra has agreed that it will accept such Takeover Offer (the “Alantra Irrevocable Undertaking”). Accordingly, as of June 28, 2024, Quanex has received irrevocable undertakings from Tyman shareholders in respect of a total of 52,587,295 Tyman Shares representing approximately 26.73 % of the issued share capital of Tyman as of June 27, 2024.

The Alantra Irrevocable Undertaking will continue to be binding in the event that a higher competing offer is made for Tyman unless that competing offer (i) is not subject to any pre-conditions; (ii) has been publicly recommended by the Tyman Board; and (iii) represents a greater than 12.5% increase in value compared to the consideration to be received by Tyman shareholders who receive the Main Offer.

The undertaking will cease to be binding in certain circumstances, including, if: (i) Quanex has elected (with the consent of the UK Panel on Takeovers and Mergers (the “Takeover Panel”)) to proceed with the implementation of the Transaction by way of Takeover Offer and the offer document has not been posted to Tyman shareholders within 28 days (or such other date as the Takeover Panel may require) after the date of publication of the announcement made in accordance with the requirements of paragraph 8 of Appendix 7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”); (ii) Tyman publicly announces that the Tyman Board has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman shareholders (and provided that announcement expressly refers to such reduction in value as a reason for its withdrawn recommendation); (iii) on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective in accordance with the requirements of the Code; or (iv) the Transaction is terminated, withdrawn or lapses or if no new, revised or replacement offer or scheme has then been announced by Quanex in accordance with Rule 2.7 of the Code at the same time.

Item 9.01.	Financial Statements and Exhibits.

99.1	Form of Deed of Irrevocable Undertaking
104	The cover page of this Current Report on Form 8-K (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements”. These statements are based on the current expectations of the management of Quanex and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements include statements relating to the expected effects of the Transaction. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex following completion of the Transaction. Although Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and Quanex incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of the Proxy Statement and Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Current Report on Form 8-K.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Current Report on Form 8-K are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Current Report on Form 8-K. All subsequent oral or written forward-looking statements attributable to Quanex, Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Publication of this Current Report on Form 8-K on website

A copy of this Current Report on Form 8-K will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex's website at https://www.roadto2b.com by no later than 12:00 p.m. (London time) on the business day following the date of this Current Report on Form 8-K.

For the avoidance of doubt, the contents of this website and any websites accessible from hyperlinks on this website are not incorporated into, and do not form part of, this Current Report on Form 8-K.

Important Additional Information will be Filed with the SEC

In connection with the Transaction, Quanex filed the Proxy Statement with the SEC. Before making any voting decision, Quanex’s stockholders are urged to read the Proxy Statement and other relevant documents filed or to be filed with the SEC in connection with the Transaction or incorporated by reference in the Proxy Statement carefully and in their entirety because they contain important information about the Transaction and the share issuance proposal. Quanex’s stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov or directing a written request to Quanex (Attention: Investor Relations), at 945 Bunker Hill Road, Suite 900, Houston, Texas 77024 or from Quanex’s website at https://investors.quanex.com.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Current Report on Form 8-K is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Transaction will be made solely by means of the scheme document published by Tyman, or (if applicable) pursuant to an offer document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s) and the Proxy Statement. If, in the future, Quanex ultimately seeks to implement the Transaction by way of a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, that offer will be made in compliance with applicable US laws and regulations.

This Current Report on Form 8-K does not constitute a prospectus or a prospectus exempted document.

Participants in the Solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of Quanex in respect of the Transaction, including the share issuance proposal. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Quanex in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Proxy Statement. Additional information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Building Products Corporation

Date: June 28, 2024	By:	/s/ Scott Zuehlke
Name: Scott Zuehlke
Title: SVP, CFO and Treasurer

Exhibit 99.1

IRREVOCABLE UNDERTAKING

To:	Quanex Building Products Corporation 945 Bunker Hill Rd., Suite 900 Houston, TX 77024 United States of America

27 June 2024

Dear all

Offer for Tyman plc (the "Offeree") by Quanex Building Products Corporation (the "Offeror")

1.	Introduction

1.1	We, the undersigned, understand that:

1.1.1	on 22 April 2024, the Offeror and the Offeree announced that their respective boards had reached agreement on the terms of a recommended cash and share offer for the entire issued and to be issued share capital of the Offeree not already owned or agreed to be acquired by the Offeror (the "Transaction") and the full terms and conditions of the Transaction were set out in an announcement by the Offeror of a firm intention to make an offer for the Offeree under Rule 2.7 of the City Code on Takeovers and Mergers (the "Takeover Code") (the "2.7 Announcement");

1.1.2	in accordance with the 2.7 Announcement, the Transaction is being implemented by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the "Act") (a "Scheme"), but the Offeror reserves the right to implement the Transaction, with the agreement of the Offeree (if required) and the Panel, by way of a takeover offer (within the meaning of section 974 of the Act) (an "Offer"); and

1.1.3	on 11 June 2024, the Offeree published a shareholder circular relating to the Scheme and convening the Court Meeting and the General Meeting (the "Scheme Document").

1.2	This Undertaking (which has been executed by us as a Deed) sets out the terms and conditions on which we hereby agree that we will vote in favour of the Scheme or accept the Offer (as applicable) and take certain other steps outlined in this Undertaking in connection with the implementation of the Transaction.

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1.3	In this Undertaking:

1.3.1	a reference to the Transaction includes any revised and increased value Scheme or Offer which may be made by the Offeror, or a subsidiary of it, from time to time, irrespective of how the improved offer is to be implemented and, for the avoidance of doubt, this Undertaking will continue to be binding in respect of the Shares (as defined below) in respect of any improved or revised offer;

1.3.2	capitalised words and phrases not defined in this Undertaking shall have the meaning given to them in the Scheme Document;

1.3.3	the ejusdem generis principle of construction shall not apply to this Undertaking. Any phrase introduced by the terms "other", "including", "include" and "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words following or preceding those terms;

1.3.4	a reference to a person having an "interest in shares" (or similar) has the meaning given in the Takeover Code; and

1.3.5	a reference to any meeting includes any adjournment or postponement of that meeting.

2.	Irrevocable Undertakings, Warranties and Representations

2.1	Subject to and conditional on the release of an announcement by 9.00 a.m. (London time) on 1 July 2024 (or such later date as the Offeror and the Offeree agree) that the Offeree shall be permitted, conditional on completion of the Transaction, to declare and pay a special interim dividend of up to 15 pence per Offeree share in cash to all Offeree shareholders on the register of members at the Scheme Record Time (the "Special Dividend"), we hereby irrevocably undertake, warrant and represent to you in the following terms:

2.1.1	we are the registered legal and/or beneficial owner of (or are otherwise able to control the exercise of all rights attaching to, including the ability to procure the transfer of) the ordinary shares of 5 pence each in the share capital of the Offeree as specified in Schedule 1, and all securities which may be allotted in respect of, or which are attributable to or derived from, such shares (together called the "Shares"), are free from any charge, option, lien, equity, restriction, encumbrance or other rights to subscribe for, purchase or otherwise acquire any such shares or securities, or any short positions in any such shares or securities, and references to interests and short positions shall each have the meanings given in the Takeover Code and with the right to all dividends and distributions (if any, and including any Special Dividend) declared, made or paid on or after the date of the Scheme Document. Save as disclosed in Schedule 1, there are no other shares interests or other securities in the Offeree in which we (nor any of the persons connected with us (as defined in sections 252 to 256 of the Act)) are interested;

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2.1.2	in the case of any Shares set out in Part II of Schedule 1 of which we are or become the beneficial owner (but not the registered holder) and all other securities which may be allotted in respect of, or which are attributable to or derived from such Shares, we undertake to procure that the registered holder(s) will comply with the terms of this Undertaking as if they were also party to it;

2.1.3	we have the full power, capacity and authority and the right (free from any legal or other restrictions), and we will not (and we shall procure, where applicable, the registered holder of any Shares shall not) take any action which would cause us to cease having all relevant power and authority and the right, to enter into and perform the obligations in this Undertaking in accordance with their terms. If applicable, the Offeror will acquire the Shares from us with full title guarantee, free from any charge, option, lien, equity, restriction or encumbrance whatsoever and with all rights now or hereafter attached or accruing to them, including voting rights and the right to all dividends and distributions (if any, but excluding the Special Dividend) declared, made or paid on or after the date of the Scheme Document;

2.1.4	if the Transaction is structured or restructured as a Scheme:

(a)	we shall or, where applicable, will procure that the registered holder of the Shares will, in person or by proxy, exercise any voting rights (whether on a show of hands or a poll) attached to the Shares in favour of any resolutions to approve and implement the Scheme together with any other resolutions to approve any related matters set out in the Scheme Document (as defined below) (the "Resolutions") at any relevant court-convened (pursuant to section 896 of the Act), class or general meetings of Offeree shareholders (including any adjournment or postponement thereof) necessary to implement the Offer and, unless the Offeror directs otherwise, against any resolution or proposal to adjourn or postpone any such meeting; and

(b)	we shall (without prejudice to our right to attend and vote in person at any meeting), (i) execute (or, where applicable, procure the execution of) all relevant forms of proxy in respect of all of the Shares validly appointing the Chair of such meetings (or any person nominated by the Offeror) to vote at any Shareholders' Meeting (as defined below) (or any adjournment or postponement of them) in respect of the Resolutions and (ii) lodge (or, where applicable, procure the lodgement of) such executed forms of proxy enclosed with the Scheme Document or, if any of the Shares are held in uncertificated form, instruct (or procure that our nominee, broker or custodian instructs) the CREST sponsor to complete and transmit CREST Proxy Instructions, by 1:00 p.m. on the 5th day following the date of this Undertaking (or, in respect of Shares acquired by us after the date of this Undertaking, as soon as practicable and, in any event, by 1:00 p.m. on the date which is one business day prior to the deadline for receipt of executed forms of proxy and/or CREST Proxy Instructions as set out in the Scheme Document;

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2.1.5	if the Transaction is structured or restructured as an Offer and this Undertaking continues to be in force in accordance with the terms contained herein, we will no later than 14 days after the despatch of the document containing the terms and conditions of the Offer (the "Offer Document") validly accept or procure the valid acceptance of the Offer in respect of all of the Shares in accordance with the terms of the Offer and following the procedure for acceptance set out or referred to in the Offer Document (or, in the case of Shares issued or acquired after such time, within five business days of their issue or acquisition);

2.1.6	we will not and will procure that no other person shall (including the registered holder of the Shares), save as permitted by the Takeover Code, law and regulation:

(a)	until such time as the Court Meeting and the General Meeting have been held and the Resolutions have been passed, other than pursuant to the Scheme or our acceptance of the Offer, sell, transfer, gift, charge, pledge encumber, create or grant any option or lien over or otherwise dispose of all or any of the Shares (other than to the Offeror or a subsidiary of it) or any interest therein or enter into any agreement or arrangement which might restrict a disposal to the Offeror or a subsidiary of it;

(b)	other than in connection with the Transaction, accept or give any undertaking to accept, nor directly or indirectly solicit or encourage any other offer in respect of all or any of the shares in the Offeree (including the Shares), whether conditionally or unconditionally (by whatever means the same is to be implemented) nor enter into any negotiations to that effect;

(c)	other than in connection with the Transaction, vote in favour of any other Scheme relating to the acquisition of the shares in the Offeree (including the Shares) or any other offer or similar transaction in respect of any of the shares in the Offeree (including the Shares) by a third party or other transaction made in competition with or which might otherwise be reasonably considered to frustrate the Transaction;

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(d)	withdraw or revoke any form of proxy referred to in paragraph 2.1.4 or any acceptance referred to in paragraph 2.1.5 in respect of all or any of the Shares notwithstanding that we may have become entitled to withdraw it by virtue of the Takeover Code (or any provision in the Offer Document to that effect);

(e)	acquire any further interests in or otherwise deal in any securities of the Offeree or the Offeror or any interest therein (including any derivatives referenced to such securities) unless the Panel determines, and confirms to us (either orally or in writing) (with such confirmation to be provided or relayed promptly to the Offeror), that, in respect of such acquisition or dealing, we are not acting in concert with the Offeror pursuant to Note 9 to the definition of “acting in concert” set out in the Code and if any shares, securities or interests in the Offeree are acquired by us, such shares, securities or interests (as the case may be) shall be deemed to be included in the expression "Shares" for the purposes of this Undertaking;

(f)	exercise the voting rights attaching to the Shares in any manner, or otherwise take any action, which would reasonably be expected to impede or frustrate the Transaction or prevent a condition to the Transaction from being satisfied; nor

(g)	(other than pursuant to the Offer or Scheme (as applicable)) enter into any agreement or arrangement or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise, whether conditional or unconditional, to do any act referred to in this paragraph 2.1.6 and, for the avoidance of doubt, references in this paragraph to any agreement, arrangement or obligation includes any agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect if the Offer becomes unconditional in all respects (if the Transaction is proceeding by way of an Offer) or the Court Order sanctioning the Scheme is filed with the Registrar of Companies (if the Transaction is proceeding by way of Scheme), or if this undertaking ceases to be binding or following any other event; and

2.1.7	we will, and will procure that the registered holder of the Shares will, exercise (or procure the exercise of, as applicable) the voting rights attaching to the Shares to vote against any resolution to approve a scheme of arrangement, merger, acquisition or disposal relating to any shares in the Offeree or any of its subsidiaries, or any asset of the Offeree or any of its subsidiaries, by a third party, and we will, if required by the Offeror where we have not delivered (on or later than the date which is five days prior to the date of the relevant meeting) forms of proxy to the Offeree instructing that the voting rights attached to the Shares will be voted in accordance with this clause, execute or procure the execution of a form of proxy appointing any person named by the Offeror to attend and vote in respect of any such resolution (and not amend, revoke or withdraw such form of proxy other than in circumstances where we exercise the voting rights attaching to the Shares in person in accordance with the provisions of this clause).

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2.2	We understand that, in accordance with the Takeover Code, particulars of this Undertaking will be contained in any announcement required under Rule 2 or Rule 27 of the Takeover Code (as applicable) and any Offer Document or Scheme Document (as appropriate), and also that a copy of this Undertaking will be publicly available for inspection during the offer period (as defined in the Takeover Code). We consent to the inclusion of such particulars in such documents, and to a copy of this Undertaking being made publicly available in accordance with the Takeover Code.

2.3	We will, on your reasonable request, supply all information, including details of our interests and dealings in securities of the Offeror and the Offeree and those of any connected persons, as may be required under applicable law and regulation (including the Takeover Code) for any Offer Document or Scheme Document (as appropriate), and will promptly notify you of any changes in such information.

2.4	Without prejudice to paragraph 2.1 above, we agree that if we become aware that we will not be able to comply with the terms of this Undertaking, or we no longer intend to do so, that we shall, in accordance with Rule 2.10(c) of the Takeover Code, either:

2.4.1	promptly announce an update of the position together with all relevant details; or

2.4.2	promptly notify the Offeror and the Panel of the up-to-date position.

3.	Lapse of Undertaking

3.1	This Undertaking shall lapse, and we shall cease to be bound by the obligations in this Undertaking:

3.1.1	where the Offeror has elected (in accordance with and subject to the terms of the Co-operation Agreement and with the consent of the Panel) to proceed with the implementation of the Transaction by way of an Offer, the Offer Document has not been posted to Offeree shareholders within 28 days (or such other date as the Panel may require) after the date of the publication of the announcement made in accordance with the requirements of Paragraph 8 of Appendix 7 to the Takeover Code;

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3.1.2	on the date on which the Transaction lapses or is withdrawn if no new, revised or replacement offer or scheme has then been announced by the Offeror in its place by such time in accordance with Rule 2.7 of the Takeover Code;

3.1.3	on the date on which the board of directors of the Offeree, acting in its absolute fiduciary discretion, announces that it has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by shareholders of the Offeree under the terms of the Transaction (and provided that announcement expressly refers to such reduction in value as a reason for its withdrawn recommendation) provided that if:

(a)	a Competing Offer (as defined in paragraph 3.2) is made within 10 days of such announcement and the Offeror announces a revised offer for the Offeree, the value of which is at least equivalent (in the reasonable opinion of the board of directors of the Offeror, having taken advice from its financial adviser) to that available under the Competing Offer, not later than 5.00 p.m. on the 14th day after the firm intention announcement of the Competing Offer; or

(b)	the Offeree board's recommendation is withdrawn for any other purpose, except in the circumstances set out in this paragraph 3.1 and paragraph 3.2,

this Undertaking shall not lapse (and a failure by the Offeree's board to recommend whether Offeree shareholders elect to receive the Capped All-Share Alternative shall not constitute a withdrawal of the Offeree's recommendation for these purposes);

3.1.4	on the date on which the Scheme becomes effective in accordance with its terms or an Offer (if applicable and as made in accordance with the provisions of this Undertaking) is declared unconditional in accordance with the requirements of the Takeover Code; and/or

3.1.5	on the date upon which any third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective.

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3.2	Notwithstanding any other provision of this Undertaking, if prior to the Scheme becoming effective or the Offer becoming unconditional (as applicable), any person (other than the Offeror or a subsidiary of it or any person acting in concert (as defined in the Takeover Code) with the Offeror) announces a firm intention to make an offer for the Offeree (in accordance with Rule 2.7 of the Takeover Code) (a "Competing Offer"), then, notwithstanding any terms of this Undertaking, we (or the registered holder of the Shares, as applicable) may accept the Competing Offer or exercise the voting rights attaching to the Shares in favour of that Competing Offer (as applicable), or, in either case, undertake to do so and do all other things necessary or desirable in support of or in acceptance of that Competing Offer in each case without breach of or liability under or in connection with this Undertaking, provided that:

3.2.1	the making of the Competing Offer is not subject to the satisfaction of any pre-conditions;

3.2.2	the board of directors of the Offeree have announced that it recommends the Competing Offer; and

3.2.3	in the reasonable opinion of the board of directors of the Offeror (having taken advice from its financial adviser), the Competing Offer represents an increase in value (on a per Offeree share basis) as at the last practicable date prior to the date of announcement of the Competing Offer of 12.5 per cent. or more of the consideration to be received by shareholders of the Offeree who receive the Main Offer.

4.	Power of Attorney

In order to secure the performance of our obligations under this Undertaking, we hereby irrevocably appoint the Offeror (with power to delegate the performance of its powers and rights under this appointment (other than this power of delegation) to any director for the time being of the Offeror) to be our attorney in our name and on our behalf to execute and deliver any form or forms of acceptance or form or forms of proxy in connection with the Transaction and/or such other voting instructions, recommendations or requests, deeds or documents, and to do such other acts and things as may be necessary for, or incidental to, the acceptance (or the procurement of the acceptance of) the Transaction in respect of the Shares, the transfer of the Shares to the Offeror pursuant to the Transaction and/or the performance of our obligations under this Undertaking and we declare that this power of attorney shall be irrevocable in accordance with s.4 of the Powers of Attorney Act 1971 until the expiry of the offer period (as defined in the Takeover Code) of the Transaction or this Undertaking lapses in accordance with paragraph 3 or paragraph 3.2 is otherwise applicable, at which times this power of attorney shall be revoked.

5.	General

Confidentiality and Market Abuse

5.1	We understand that the information you have given to us in relation to the Special Dividend must be kept confidential until the information has become generally available. To the extent any of the information is inside information for the purposes of the Criminal Justice Act 1993 or the Market Abuse Regulation (EU) (596/2014) (as it forms part of the laws of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended)) (“MAR”), we will comply with the applicable restrictions contained therein on dealing in securities and disclosing inside information.

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5.2	We undertake that we shall maintain appropriate secrecy about the details of the Transaction and the Special Dividend (to the extent not yet generally available) and the existence and terms of this Undertaking prior to the release of an announcement by the Offeree and/or Offeror disclosing details of this Undertaking.

Customer Relationship

5.3	We confirm and accept that UBS Securities LLC and its affiliates are not acting for us in relation to the Transaction, including for the purposes of the rules of the Conduct of Business Sourcebook of the Financial Conduct Authority, and they shall not be responsible to us for providing protections afforded to their clients or advising us on any matter in relation to the Transaction.

Remedies

5.4	We agree that if we fail to accept/vote in favour of the Transaction in accordance with this Undertaking or otherwise breach any of our obligations, damages may not be an adequate remedy and accordingly the Offeror shall be entitled to the remedy of specific performance or any other equitable relief.

5.5	We shall not be liable for any delay and/or failure to perform in accordance with these Undertaking if such delay and/or failure are caused by force majeure or otherwise as a result of events beyond our reasonable control (including, without limitation, fire, flood, health crises and pandemic, lockdowns, legitimate strikes, acts of government) or by a third party.

Variations

5.6	No variation of this Undertaking shall be effective unless agreed in writing between us and the Offeror.

Jurisdiction, Governing Law and Agent for Service

5.7	This Undertaking and any non-contractual obligations arising under it shall be governed by and construed in accordance with English law.

5.8	We hereby irrevocably submit to the exclusive jurisdiction of the English courts in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this Undertaking, including any non-contractual obligations arising under it.

5.9	We shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Undertaking. Such agent shall always have an address in England and shall in the first instance (subject to any changes which we shall notify to the Offeror in writing) be Alantra of 25 Cannon Street, London, England, EC4M 5SB United Kingdom, and any writ, judgement or other notice of legal process shall be sufficiently served on us if delivered to such agent at its address.

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We intend this Undertaking to be a deed and I hereby sign and deliver it as a deed.

EXECUTED and DELIVERED by EQMC EUROPE DEVELOPMENT CAPITAL FUND acting by ALANTRA EQMC ASSET MANAGEMENT SGIIC, S.A., acting by Mr. Francisco de Juan and Mr. Jacobo Llanza	) ) ) ) ) ) ) __________________________________ Authorised Signatory __________________________________ Authorised Signatory

EXECUTED and DELIVERED by MERCER QIF COMMON CONTRACTUAL FUND acting by ALANTRA EQMC ASSET MANAGEMENT SGIIC, S.A., acting by Mr. Francisco de Juan and Mr. Jacobo Llanza	) ) ) ) ) ) ) __________________________________ Authorised Signatory __________________________________ Authorised Signatory

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Schedule 1
The Shares

Part I

Shares of which we are the Beneficial and Registered Holder

Name and address of registered/beneficial holder	Number of ordinary shares of 5p each in the Offeree
[N/A]	[N/A]

Part II

Shares of which we are the Beneficial but not the Registered Holder

Name and address of registered holder	Number of ordinary shares of 5p each in the Offeree
EQMC EUR DEVELOPMENT (4th Floor, One Georges Quay Plaza, George’s Quay, Dublin 2, Ireland (Ireland)	16,752,172

Mercer QIF CCF Investment Fund 2 (78 Sir John Rogerson’s Quay Dublin 2 Ireland)	3,026,101

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